Exhibit 99.1
Century Aluminum Announces Agreement to Acquire Sebree, KY Smelter
MONTEREY, CA--(Marketwired - April 29, 2013) - Century Aluminum Company (NASDAQ: CENX) announced today that its wholly owned subsidiary has entered into a definitive agreement to acquire substantially all of the assets of the Sebree aluminum smelter from a subsidiary of Rio Tinto Alcan, Inc. Sebree, located in Henderson County, Kentucky, employs over 500 men and women and has an annual production capacity of 205,000 metric tons of primary aluminum.
"We are well acquainted with the Sebree smelter and its excellent management team and talented group of employees," commented Michael Bless, President and CEO. "We believe that, with these facilities under common ownership, we will derive real benefits in better serving customers and through improving both operations with the sharing of best practices in safety, technical and operational practices and procedures. My colleagues and I are anxious to welcome Sebree's men and women into the Century group of companies."
"We believe Sebree, like Hawesville, is globally competitive in every area other than the cost of power," continued Mr. Bless. "Maintaining operations at these plants, and the thousands of direct and indirect jobs they provide and support, is critical for the entire western Kentucky community. Gaining access to competitive energy is a crucial for the continued viability of these plants, and we hope that the tentative agreement we have reached for Hawesville will be the first step towards obtaining market priced power."
Pursuant to the terms of the agreement, Century will acquire the smelter for $61 million in cash (after $4 million in purchase price deductions) and will receive $71 million in working capital, subject to customary adjustments. As part of the transaction, RTA will retain all historical environmental liabilities of the Sebree smelter and has agreed to fully fund the pension plan being assumed by Century's subsidiary at closing.
The transaction is subject to certain closing conditions, including the consent of Kenergy Corp. to the assignment of the smelter's existing power contract, which will terminate on January 31, 2014.
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Monterey, Calif. More information can be found at www.centuryaluminum.com.
Cautionary Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause our actual results to differ materially from those expressed in our forward-looking statements. Such risks and uncertainties may include, without limitation, further declines in aluminum prices or increases in our operating costs; worsening of global financial and economic conditions; our ability to successfully obtain long-term competitive power arrangements for the Hawesville and Sebree plants; and our ability to obtain the necessary consents and satisfy the necessary conditions to complete the acquisition of the Sebree plant. Forward-looking statements in this press release include statements regarding our ability to complete the acquisition of the Sebree plant, derive benefits from the common ownership of the Sebree and Hawesville plants and obtain competitive power contracts for the Hawesville and Sebree plants. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to revise any forward-looking statements to reflect the occurrence of future events or circumstances.
Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:
Atli B. Gudmundsson, Senior Manager -- Corporate Finance, Landsbankinn hf.
Steingrimur Helgason, Director -- Corporate Finance, Landsbankinn hf.

Century Aluminum Contacts:
Clair Nichols (media)
502-649-8956
Shelly Harrison (investors)
831-642-9357